CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Shareholder Services - Statements and Reports" and "General Information - Independent Registered Public Accounting Firm" in the Statement of Additional Information for AllianceBernstein Bond Inflation Strategy, AllianceBernstein Municipal Bond Inflation Strategy and AllianceBernstein Real Asset Strategy in this Post-Effective Amendment No. 98 to the Registration Statement (Form N-1A 2-48227) of AllianceBernstein Bond Fund, Inc.

                                                               ERNST & YOUNG LLP

New York, New York
October 28, 2010